EXHIBIT 10.3(a)

SIGEFI VENTURES GESTION	CREDIT LYONNAIS	VIVERIS
139, rue Vendôme, 69006 Lyon	43/47, av. de la Gde Armée	6 allée Turcat Méry
	PARIS (75116)	13008 Marseille

EADS Telecom
rue Jean-Pierre Timbaud
78180 Montigny-le-Bretonneux

BNP-Paribas Développement
20 rue Chauchat
75009 Paris

LoJack Corporation
société de droit de l’Etat du
Massachusetts, immatriculée sous le
numéro (FED ID) 04-2664794

Paris, July 28, 2003

Re. : Traqueur SA

Dear Sirs,

We hereby inform you, in accordance with clause 3.2 of the agreement entered into between the shareholders of Traqueur SA on November 26, 2001, that we intend, subject to (i) approval of the proposed transfer notified hereof by our respective “comités d’investissement” and (ii) the deliverance of the shares that we subscribed today within the context of the 15,000 share issuance approved by the shareholders meeting held today, to transfer 400 shares of Traqueur SA to Tracker Network UK for an aggregate purchase price of € 40,000 (forty thousand euros).

Please confirm us, by counter-signing this letter, that you do not intend to exercise your pre-emption right on such transfer.

Best regards,

Sigefi Ventures Gestion	Credit Lyonnais	Viveris

EADS Telecom	BNP-Paribas Développement	LoJack Corporation

Copy to :            Tracker Network UK

Schedule to Form of Letter Agreement

The following executed a variation of the Form of Letter Agreement with any material differences noted below:

Letter executed on behalf of	Number of shares to be transferred	Consideration	Comments
Siegefi Ventures Gestion	170	€17,000	Letter included information regarding the accounts from which the 170 shares would be transferred.

Credit Lyonnais	80	€8,000	Letter dated July 30, 2003.

Viveris	150	€15,000

EADS	N/A	N/A

BNP-Paribas Devleoppement	N/A	N/A	Letter omitted sections (i) and (ii).